Exhibit 99

HEI Investor Update

The recent devastation on Maui is an unimaginable tragedy and is deeply personal for us at HEI and Hawaiian Electric – it impacts our friends, our families, our colleagues and our neighbors. We are doing everything we can to support all of those who have been impacted and help Maui recover. Thanks to the hard work of our crews and many others, we now expect 95% of customers in the affected areas will have had their power restored by the end of this week.

We are working with the county, state and federal governments to determine what happened in the course of an extraordinary climatological event on August 8, 2023. Others may take advantage of this situation to engage in speculation and opportunism, but our focus continues to be on the restoration, recovery and rebuilding efforts in our communities.

HEI’s overarching objective is to remain a strong, financially healthy enterprise to empower a thriving future for Hawai‘i. While the fundamentals of our businesses remain strong, we are taking prudent and measured actions to reinforce our commitment to serving the community for the long term.

Update on Revolving Credit Agreements
Yesterday, HEI drew $170 million and Hawaiian Electric drew $200 million under their existing revolving unsecured credit facilities. HEI and Hawaiian Electric plan to invest the cash proceeds in highly liquid short-term investments. We are proactively strengthening our balance sheets as Hawaiian Electric continues providing reliable service to our customers and supporting the recovery in Maui.

Update on Dividend
In addition, the HEI Board of Directors has determined that, to further increase its cash position, it will suspend the quarterly cash dividend on the company’s common stock, beginning with the third quarter of 2023. We regret that this may impact members of our local communities who rely on this dividend as a source of income. Taking this action will allow us to continue to allocate cash to rebuilding and restoring power and ensure a strong future for the utility. HEI is contractually obligated to pay the cash dividend of $0.36 per share, payable September 8, 2023, that it declared on August 3, 2023, prior to the fires.

Board Update
Separately, HEI and American Savings Bank determined that independent directors Richard Dahl, Michael Kennedy and Yoko Otani, who served on both HEI’s and American Savings Bank’s Boards, will serve exclusively on a five-member Board of American Savings Bank as of August 22, 2023, alongside Scott Seu, President and CEO of HEI, and Ann Teranishi, President and CEO of American Savings Bank. Mr. Dahl will serve as the independent chair of the Board of American Savings Bank. Mr. Dahl, Mr. Kennedy and Ms. Otani each bring deep expertise in the banking industry. This new structure enables these directors to focus solely on the Bank’s business, which has a unique and important role in our Hawai‘i communities.

American Savings Bank is well positioned and stands ready to support our community as families heal and rebuild in the aftermath of the Maui wildfires. American Savings Bank is in a strong financial position with 79% of its deposits FDIC-insured and 7% fully collateralized. American Savings Bank has deep lending capacity, with 273% liquidity coverage for uninsured deposits. American Savings Bank has over $3.1 billion of secured borrowing capacity at the Federal Home Loan Bank and Federal Reserve. American Savings Bank customer deposits are safe – there is no risk to customer deposits as a result of legal claims related to the fires.

Forward-Looking Statements

This statement may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI, Hawaiian Electric and their subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this statement should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2022 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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